Exhibit 99.1

Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Reporters May Contact:
Katherine Mason
Porter Novelli
(404) 995-4516
katherine.mason@porternovelli.com

Asbury Automotive Group Reports Third Quarter 2010 Financial Results

•	Diluted EPS from continuing operations of $0.36 compared to $0.30 in the prior year period

•	Third quarter 2010 and 2009 results were reduced by $0.06 and $0.02 per share, respectively, by non-core items

•	Total revenues up 9% over the prior year period

•	Repurchased $25 million of convertible notes due in 2012

Duluth, GA, October 26, 2010 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported income from continuing operations for the third quarter 2010 of $12.0 million, or $0.36 per diluted share, versus income from continuing operations of $10.0 million, or $0.30 per diluted share, in the corresponding period last year. Non-core items, as disclosed in the attached tables, reduced third quarter 2010 and 2009 income from continuing operations by $0.06 and $0.02 per share, respectively. Net income for the third quarter 2010 totaled $12.5 million or $0.38 per diluted share, compared with $7.4 million, or $0.22 per diluted share, in the prior year period.

Third quarter 2010 revenues totaled $1.1 billion, an increase of 9% compared to the prior year period. This improvement is attributable to increases of 19% in used vehicle revenue, 6% in new vehicle revenue, 2% in parts & service revenue and 21% in F&I revenue.

Charles R. Oglesby, President and CEO, said “The increased third quarter profitability was notable for the strong performance of our used vehicle, parts and service, and F&I businesses in spite of a relatively flat, quarter over quarter, new vehicle industry sales market.” Mr. Oglesby stated, “The continued leveraging of Asbury's cost structure is further evidence of the benefits from our focus on expense management.”

Craig T. Monaghan, Senior Vice President and Chief Financial Officer, stated, “We made good progress in improving our balance sheet over the quarter. We repurchased $25 million of our convertible notes. We continually evaluate opportunities in the capital markets to further improve our financial position. I am also pleased to report that our DMS conversion is going well with our first four stores having gone live in September.”

Mr. Oglesby concluded, "We continue to deliver improving performance each quarter despite a difficult economic recovery. We believe the actions we have been taking will produce long-term benefits for our various stakeholders as the market improves.”

For the nine months ended September 30, 2010, the Company reported income from continuing operations of $34.7 million, or $1.05 per diluted share, compared to $19.2 million, or $0.58 per diluted share in the prior year period. Non-core items, as disclosed in the attached tables, reduced the nine-months ended September 30, 2010 and 2009 income from continuing operations by $0.06 and $0.05 per share, respectively. Net income for the nine-months ended September 30, 2010 was $32.7 million, or $0.98 per diluted share compared to $13.2 million or $0.40 per diluted share for the prior year period. Revenues for the nine-months ended September 30, 2010 totaled $3.1 billion, an increase of 13% compared to the prior year period.

Conference Call

Asbury will host a conference call to discuss its third quarter results this afternoon at 1:00 p.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling (888) 233-7992 (domestic), or (913) 312-1451 (international); passcode - 1255845. Callers should dial in approximately 5 to 10 minutes before the call begins.

About Asbury Automotive Group

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 81 retail auto stores, encompassing 110 franchises for the sale and servicing of 37 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial stability of, vehicle manufacturers and other suppliers, risks associated with Asbury's indebtedness (including available borrowing capacity and compliance with its financial covenants), Asbury's relationships with, and the financial stability of, its lenders and lessors, Asbury's ability to complete acquisitions and dispositions at times, and on terms, favorable to it, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation and Asbury's ability to retain liquidity for, and execute its, operational strategies, Asbury's ability to execute its IT initiatives, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
REVENUES:
New vehicle	$606.0	$570.3	$1,724.6	$1,520.0
Used vehicle	295.6	248.6	835.3	699.0
Parts and service	160.5	156.6	471.3	474.1
Finance and insurance, net	31.8	26.3	88.3	69.4
Total revenues	1,093.9	1,001.8	3,119.5	2,762.5
COST OF SALES:
New vehicle	567.3	529.6	1,611.1	1,417.6
Used vehicle	271.5	228.9	764.3	639.6
Parts and service	77.3	77.9	226.9	238.6
Total cost of sales	916.1	836.4	2,602.3	2,295.8
GROSS PROFIT	177.8	165.4	517.2	466.7
OPERATING EXPENSES:
Selling, general and administrative	137.5	130.9	401.7	377.2
Depreciation and amortization	5.5	5.8	16.8	17.6
Other operating income, net	0.6	(0.3)	(0.2)	(1.1)
Income from operations	34.2	29.0	98.9	73.0
OTHER EXPENSE:
Floor plan interest expense	(3.6)	(4.3)	(11.7)	(13.8)
Other interest expense	(9.3)	(9.6)	(28.2)	(28.6)
Convertible debt discount amortization	(0.3)	(0.5)	(1.1)	(1.4)
Interest income	—	—	0.1	0.1
Loss on extinguishment of long-term debt	(1.3)	—	(1.3)	—
Total other expense, net	(14.5)	(14.4)	(42.2)	(43.7)
Income before income taxes	19.7	14.6	56.7	29.3
INCOME TAX EXPENSE	7.7	4.6	22.0	10.1
INCOME FROM CONTINUING OPERATIONS	12.0	10.0	34.7	19.2
DISCONTINUED OPERATIONS, net of tax	0.5	(2.6)	(2.0)	(6.0)
NET INCOME	$12.5	$7.4	$32.7	$13.2
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$0.37	$0.31	$1.08	$0.60
Discontinued operations	0.02	(0.08)	(0.06)	(0.19)
Net income	$0.39	$0.23	$1.02	$0.41
Diluted—
Continuing operations	$0.36	$0.30	$1.05	$0.58
Discontinued operations	0.02	(0.08)	(0.07)	(0.18)
Net income	$0.38	$0.22	$0.98	$0.40
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	32.3	32.0	32.2	31.9
Stock options	0.5	0.8	0.5	0.8
Restricted stock	0.2	0.2	0.3	0.2
Performance share units	0.1	0.1	0.2	0.1
Diluted	33.1	33.1	33.2	33.0

New Vehicle-

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
	(In millions)
Revenue:
New vehicle revenue—same store(1)
Luxury	$206.7	$182.3	$24.4	13%
Mid-line import	276.0	280.1	(4.1)	(1)%
Mid-line domestic	85.5	68.7	16.8	24%
Value	9.0	6.3	2.7	43%
Total new light vehicle revenue—same store(1)	577.2	537.4	39.8	7%
Heavy truck	28.8	32.9	(4.1)	(12)%
Total new vehicle revenue—same store(1)	606.0	570.3	35.7	6%
New vehicle revenue—acquisitions	—	—
Total new vehicle revenue, as reported	$606.0	$570.3	$35.7	6%

Gross profit:
New vehicle gross profit—same store(1)
Luxury	$16.0	$14.0	$2.0	14%
Mid-line import	15.0	20.6	(5.6)	(27)%
Mid-line domestic	6.4	4.5	1.9	42%
Value	0.4	0.3	0.1	33%
Total new light vehicle gross profit—same store(1)	37.8	39.4	(1.6)	(4)%
Heavy truck	0.9	1.3	(0.4)	(31)%
Total new vehicle gross profit—same store(1)	38.7	40.7	(2.0)	(5)%
New vehicle gross profit—acquisitions	—	—
Total new vehicle gross profit, as reported	$38.7	$40.7	$(2.0)	(5)%

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
New vehicle units:
New vehicle retail units—same store(1)
Luxury	4,286	3,949	337	9%
Mid-line import	11,043	11,911	(868)	(7)%
Mid-line domestic	2,307	2,110	197	9%
Value	444	326	118	36%
Total new light vehicle retail units—same store(1)	18,080	18,296	(216)	(1)%
Fleet vehicles	508	245	263	107%
Total new light vehicle units—same store(1)	18,588	18,541	47	—%
Heavy truck	508	542	(34)	(6)%
Total new vehicle units—same store(1)	19,096	19,083	13	—%
Total new vehicle units—acquisitions	—	—
New vehicle units—actual	19,096	19,083	13	—%
Total new light vehicle units—same store(1)	18,588	18,541	47	—%
Total new light vehicle units—acquisitions	—	—
Total new light vehicle units	18,588	18,541	47	—%

New Vehicle Metrics-

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
Revenue per new light vehicle sold—same store(1)	$31,052	$28,984	$2,068	7%
Revenue per new heavy truck sold	$56,693	$60,701	$(4,008)	(7)%
Revenue per new vehicle sold—same store(1)	$31,734	$29,885	$1,849	6%
Gross profit per new light vehicle sold—same store(1)	$2,034	$2,125	$(91)	(4)%
Gross profit per new heavy truck sold	$1,772	$2,399	$(627)	(26)%
Gross profit per new vehicle sold—same store(1)	$2,027	$2,133	$(106)	(5)%
New light vehicle gross margin—same store(1)	6.5%	7.3%	(0.8)%	(11)%
New heavy truck gross margin	3.1%	4.0%	(0.9)%	(23)%
New vehicle gross margin—same store(1)	6.4%	7.1%	(0.7)%	(10)%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which an applicable dealership was owned by us.

Used Vehicle-

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)
Light vehicles	$237.0	$192.1	$44.9	23%
Heavy truck	2.4	3.5	(1.1)	(31)%
Total used vehicle retail revenues—same store(1)	239.4	195.6	43.8	22%
Used vehicle retail revenues—acquisitions	—	—
Total used vehicle retail revenues	239.4	195.6	43.8	22%
Used vehicle wholesale revenues—same store(1)
Light vehicles	53.1	52.7	0.4	1%
Heavy truck	3.1	0.3	2.8	933%
Total used vehicle wholesale revenues—same store(1)	56.2	53.0	3.2	6%
Used vehicle wholesale revenues—acquisitions	—	—
Total used vehicle wholesale revenues	56.2	53.0	3.2	6%
Used vehicle revenue, as reported	$295.6	$248.6	$47.0	19%

Gross profit:
Used vehicle retail gross profit—same store(1)
Light vehicles	$25.0	$21.9	$3.1	14%
Heavy truck	0.1	(0.7)	0.8	114%
Total used vehicle retail gross profit—same store(1)	25.1	21.2	3.9	18%
Used vehicle retail gross profit—acquisitions	—	—
Total used vehicle retail gross profit	25.1	21.2	3.9	18%
Used vehicle wholesale gross profit—same store(1)
Light vehicles	(1.2)	(1.3)	0.1	8%
Heavy truck	0.2	(0.2)	0.4	200%
Total used vehicle wholesale gross profit—same store(1)	(1.0)	(1.5)	0.5	33%
Used vehicle wholesale gross profit—acquisitions	—	—
Total used vehicle wholesale gross profit	(1.0)	(1.5)	0.5	33%
Used vehicle gross profit, as reported	$24.1	$19.7	$4.4	22%

Used vehicle retail units:
Used vehicle retail units—same store(1)
Light vehicles	12,592	10,374	2,218	21%
Heavy truck	110	113	(3)	(3)%
Total used vehicle retail units—same store(1)	12,702	10,487	2,215	21%
Used vehicle retail units—acquisitions	—	—
Used vehicle retail units—actual	12,702	10,487	2,215	21%

Used Vehicle Metrics-

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
Revenue per used light vehicle retailed—same store(1)	$18,821	$18,517	$304	2%
Revenue per used heavy truck retailed	$21,818	$30,973	$(9,155)	(30)%
Revenue per used vehicle retailed—same store(1)	$18,847	$18,652	$195	1%

Gross profit per used light vehicle retailed—same store(1)	$1,985	$2,111	$(126)	(6)%
Gross profit per used heavy truck retailed	$909	$(6,195)	$7,104	115%
Gross profit per used vehicle retailed—same store(1)	$1,976	$2,022	$(46)	(2)%

Used light vehicle retail gross margin—same store(1)	10.5%	11.4%	(0.9)%	(8)%
Used heavy truck retail gross margin	4.2%	(20.0)%	24.2%	121%
Used vehicle retail gross margin—same store(1)	10.5%	10.8%	(0.3)%	(3)%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
	(Dollars in millions)
Revenue:
Parts and service revenues—same store(1)
Light vehicles	$141.7	$141.1	$0.6	—%
Heavy truck	18.8	15.5	3.3	21%
Total parts and service revenue—same store(1)	160.5	156.6	3.9	2%
Parts and service revenues—acquisitions	—	—
Parts and service revenue, as reported	$160.5	$156.6	$3.9	2%

Gross profit:
Parts and service gross profit—same store(1)
Light vehicles	$77.9	$73.8	$4.1	6%
Heavy truck	5.3	4.9	0.4	8%
Total parts and service gross profit—same store(1)	83.2	78.7	4.5	6%
Parts and service gross profit—acquisitions	—	—
Parts and service gross profit, as reported	$83.2	$78.7	$4.5	6%

Light vehicle parts and service gross margin—same store(1)	55.0%	52.3%	2.7%	5%
Heavy truck parts and service gross margin	28.2%	31.6%	(3.4)%	(11)%
Parts and service gross margin—same store(1)	51.8%	50.3%	1.5%	3%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
	(In millions, except for per vehicle data)
Dealership generated F&I, net—same store(1)
Light vehicles	$31.6	$26.2	$5.4	21%
Heavy truck	—	0.1	(0.1)	(100)%
Dealership generated F&I—same store(1)	31.6	26.3	5.3	20%
Dealership generated F&I—acquisitions	—	—
Dealership generated F&I, net	31.6	26.3	5.3	20%
Corporate generated F&I	0.2	—	0.2	100%
Finance and insurance, net as reported	$31.8	$26.3	$5.5	21%

Dealership generated light vehicle F&I per vehicle sold—same store(1) (2)	$1,013	$906	$107	12%
Dealership generated F&I per vehicle sold—same store(1) (2)	$994	$889	$105	12%

Light vehicle F&I per vehicle sold—same store(1)	$1,020	$906	$114	13%
Heavy truck F&I per vehicle sold	$—	$153	$(153)	(100)%
F&I per vehicle sold—same store(1)	$1,000	$889	$111	12%

(1)	Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

(2)	Dealership generated F&I per vehicle sold excludes Corporate generated F&I.

	For the Three Months Ended September 30,
	2010	2009
REVENUE MIX PERCENTAGES:
New light vehicles	52.8%	53.6%
New heavy trucks	2.6%	3.3%
Used retail light vehicles	21.6%	19.3%
Used retail heavy trucks	0.2%	0.3%
Used light vehicle wholesale	4.9%	5.3%
Used heavy truck wholesale	0.3%	—%
Parts and service—light vehicle	13.0%	14.1%
Parts and service—heavy truck	1.7%	1.5%
Finance and insurance, net—light vehicle	2.9%	2.6%
Finance and insurance, net—heavy truck	—%	—%
Total revenue	100.0%	100.0%

GROSS PROFIT MIX PERCENTAGES:
New light vehicles	21.3%	23.8%
New heavy trucks	0.5%	0.8%
Used retail light vehicles	14.1%	13.2%
Used retail heavy trucks	0.1%	(0.4)%
Used light vehicle wholesale	(0.7)%	(0.8)%
Used heavy truck wholesale	0.1%	(0.1)%
Parts and service—light vehicle	43.8%	44.6%
Parts and service—heavy truck	3.0%	3.0%
Finance and insurance, net—light vehicle	17.8%	15.8%
Finance and insurance, net—heavy truck	—%	0.1%
Total gross profit	100.0%	100.0%

SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	77.3%	79.1%

New Vehicle-

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
	(In millions)
Revenue:
New vehicle revenue—same store(1)
Luxury	$585.2	$493.2	$92.0	19%
Mid-line import	775.1	714.6	60.5	8%
Mid-line domestic	231.8	192.5	39.3	20%
Value	23.9	15.7	8.2	52%
Total new light vehicle revenue—same store(1)	1,616.0	1,416.0	200.0	14%
Heavy truck	108.6	104.0	4.6	4%
Total new vehicle revenue—same store(1)	1,724.6	1,520.0	204.6	13%
New vehicle revenue—acquisitions	—	—
Total new vehicle revenue, as reported	$1,724.6	$1,520.0	$204.6	13%

Gross profit:
New vehicle gross profit—same store(1)
Luxury	$45.4	$35.9	$9.5	26%
Mid-line import	46.1	48.8	(2.7)	(6)%
Mid-line domestic	17.1	12.4	4.7	38%
Value	0.9	1.0	(0.1)	(10)%
Total new light vehicle gross profit—same store(1)	109.5	98.1	11.4	12%
Heavy truck	4.0	4.3	(0.3)	(7)%
Total new vehicle gross profit—same store(1)	113.5	102.4	11.1	11%
New vehicle gross profit—acquisitions	—	—
Total new vehicle gross profit, as reported	$113.5	$102.4	$11.1	11%

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
New vehicle units:
New vehicle retail units—same store(1)
Luxury	12,145	10,661	1,484	14%
Mid-line import	30,832	29,432	1,400	5%
Mid-line domestic	6,150	5,760	390	7%
Value	1,149	749	400	53%
Total new light vehicle retail units—same store(1)	50,276	46,602	3,674	8%
Fleet vehicles	1,797	1,445	352	24%
Total new light vehicle units—same store(1)	52,073	48,047	4,026	8%
Heavy truck	2,218	1,634	584	36%
Total new vehicle units—same store(1)	54,291	49,681	4,610	9%
Total new vehicle units—acquisitions	—	—
New vehicle units—actual	54,291	49,681	4,610	9%
Total new light vehicle units—same store(1)	52,073	48,047	4,026	8%
Total new light vehicle units—acquisitions	—	—
Total new light vehicle units	52,073	48,047	4,026	8%

New Vehicle Metrics-

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
Revenue per new light vehicle sold—same store(1)	$31,033	$29,471	$1,562	5%
Revenue per new heavy truck sold	$48,963	$63,647	$(14,684)	(23)%
Revenue per new vehicle sold—same store(1)	$31,766	$30,595	$1,171	4%

Gross profit per new light vehicle sold—same store(1)	$2,103	$2,042	$61	3%
Gross profit per new heavy truck sold	$1,803	$2,632	$(829)	(31)%
Gross profit per new vehicle sold—same store(1)	$2,091	$2,061	$30	1%

New light vehicle gross margin—same store(1)	6.8%	6.9%	(0.1)%	(1)%
New heavy truck gross margin	3.7%	4.1%	(0.4)%	(10)%
New vehicle gross margin—same store(1)	6.6%	6.7%	(0.1)%	(1)%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle-

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)
Light vehicles	$669.9	$551.1	$118.8	22%
Heavy truck	7.1	10.7	(3.6)	(34)%
Total used vehicle retail revenues—same store(1)	677.0	561.8	115.2	21%
Used vehicle retail revenues—acquisitions	—	—
Total used vehicle retail revenues	677.0	561.8	115.2	21%
Used vehicle wholesale revenues—same store(1)
Light vehicles	154.1	135.8	18.3	13%
Heavy truck	4.2	1.4	2.8	200%
Total used vehicle wholesale revenues—same store(1)	158.3	137.2	21.1	15%
Used vehicle wholesale revenues—acquisitions	—	—
Total used vehicle wholesale revenues	158.3	137.2	21.1	15%
Used vehicle revenue, as reported	$835.3	$699.0	$136.3	19%

Gross profit:
Used vehicle retail gross profit—same store(1)
Light vehicles	$72.1	$62.5	$9.6	15%
Heavy truck	(0.2)	(1.5)	1.3	87%
Total used vehicle retail gross profit—same store(1)	71.9	61.0	10.9	18%
Used vehicle retail gross profit—acquisitions	—	—
Total used vehicle retail gross profit	71.9	61.0	10.9	18%
Used vehicle wholesale gross profit—same store(1)
Light vehicles	(0.8)	(0.4)	(0.4)	(100)%
Heavy truck	(0.1)	(1.2)	1.1	92%
Total used vehicle wholesale gross profit—same store(1)	(0.9)	(1.6)	0.7	44%
Used vehicle wholesale gross profit—acquisitions	—	—
Total used vehicle wholesale gross profit	(0.9)	(1.6)	0.7	44%
Used vehicle gross profit, as reported	$71.0	$59.4	$11.6	20%

Used vehicle retail units:
Used vehicle retail units—same store(1)
Light vehicles	35,335	30,362	4,973	16%
Heavy truck	290	312	(22)	(7)%
Total used vehicle retail units—same store(1)	35,625	30,674	4,951	16%
Used vehicle retail units—acquisitions	—	—
Used vehicle retail units—actual	35,625	30,674	4,951	16%

Used Vehicle Metrics-

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
Revenue per used light vehicle retailed—same store(1)	$18,959	$18,151	$808	4%
Revenue per used heavy truck retailed	$24,483	$34,295	$(9,812)	(29)%
Revenue per used vehicle retailed—same store(1)	$19,004	$18,315	$689	4%

Gross profit per used light vehicle retailed—same store(1)	$2,040	$2,058	$(18)	(1)%
Gross profit per used heavy truck retailed	$(690)	$(4,808)	$4,118	86%
Gross profit per used vehicle retailed—same store(1)	$2,018	$1,989	$29	1%

Used light vehicle retail gross margin—same store(1)	10.8%	11.3%	(0.5)%	(4)%
Used heavy truck retail gross margin	(2.8)%	(14.0)%	11.2%	80%
Used vehicle retail gross margin—same store(1)	10.6%	10.9%	(0.3)%	(3)%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
	(Dollars in millions)
Revenue:
Parts and service revenues—same store(1)
Light vehicles	$418.8	$427.9	$(9.1)	(2)%
Heavy truck	52.5	46.2	6.3	14%
Total parts and service revenue—same store(1)	471.3	474.1	(2.8)	(1)%
Parts and service revenues—acquisitions	—	—
Parts and service revenue, as reported	$471.3	$474.1	$(2.8)	(1)%

Gross profit:
Parts and service gross profit—same store(1)
Light vehicles	$228.8	$220.9	$7.9	4%
Heavy truck	15.6	14.6	1.0	7%
Total parts and service gross profit—same store(1)	244.4	235.5	8.9	4%
Parts and service gross profit—acquisitions	—	—
Parts and service gross profit, as reported	$244.4	$235.5	$8.9	4%

Light vehicle parts and service gross margin—same store(1)	54.6%	51.6%	3.0%	6%
Heavy truck parts and service gross margin	29.7%	31.6%	(1.9)%	(6)%
Parts and service gross margin—same store(1)	51.9%	49.7%	2.2%	4%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
	(In millions, except for per vehicle data)
Dealership generated F&I, net—same store(1)
Light vehicles	$87.1	$69.2	$17.9	26%
Heavy truck	0.1	0.2	(0.1)	(50)%
Dealership generated F&I—same store(1)	87.2	69.4	17.8	26%
Dealership generated F&I—acquisitions	—	—
Dealership generated F&I, net	87.2	69.4	17.8	26%
Corporate generated F&I	1.1	—	1.1	100%
Finance and insurance, net as reported	$88.3	$69.4	$18.9	27%

Dealership generated light vehicle F&I per vehicle sold—same store(1) (2)	$996	$883	$113	13%
Dealership generated F&I per vehicle sold—same store(1) (2)	$970	$864	$106	12%

Light vehicle F&I per vehicle sold—same store(1)	$1,009	$883	$126	14%
Heavy truck F&I per vehicle sold	$40	$103	$(63)	(61)%
F&I per vehicle sold—same store(1)	$982	$864	$118	14%

(1)
 Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

(2)	Dealership generated F&I per vehicle sold excludes Corporate generated F&I.

	For the Nine Months Ended September 30,
	2010	2009
REVENUE MIX PERCENTAGES:
New light vehicles	51.8%	51.3%
New heavy trucks	3.5%	3.8%
Used retail light vehicles	21.6%	19.8%
Used retail heavy trucks	0.2%	0.4%
Used light vehicle wholesale	4.9%	4.9%
Used heavy truck wholesale	0.1%	0.1%
Parts and service—light vehicle	13.4%	15.5%
Parts and service—heavy truck	1.7%	1.7%
Finance and insurance, net—light vehicle	2.8%	2.5%
Finance and insurance, net—heavy truck	—%	—%
Total revenue	100.0%	100.0%

GROSS PROFIT MIX PERCENTAGES:
New light vehicles	21.2%	21.0%
New heavy trucks	0.8%	0.9%
Used retail light vehicles	14.2%	13.6%
Used retail heavy trucks	—%	(0.3)%
Used light vehicle wholesale	(0.2)%	(0.1)%
Used heavy truck wholesale	—%	(0.3)%
Parts and service—light vehicle	44.2%	47.3%
Parts and service—heavy truck	3.0%	3.1%
Finance and insurance, net—light vehicle	16.8%	14.8%
Finance and insurance, net—heavy truck	—%	—%
Total gross profit	100.0%	100.0%

SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	77.7%	80.8%

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures
(In millions)
(Unaudited)

	September 30, 2010	December 31, 2009	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$9.1	$84.7	$(75.6)	(89)%
New vehicle inventory	404.7	394.2	10.5	3%
Used vehicle inventory	77.7	64.1	13.6	21%
Parts inventory	43.2	41.4	1.8	4%
Total current assets	763.4	815.6	(52.2)	(6)%
Floor plan notes payable	355.6	434.7	(79.1)	(18)%
Total current liabilities	516.7	598.8	(82.1)	(14)%

CAPITALIZATION:
Long-term debt (including current portion)	$509.8	$537.8	$(28.0)	(5)%
Shareholders' equity	278.8	243.6	35.2	14%
Total	$788.6	$781.4	$7.2	1%
Brand Mix - New Light Vehicle Revenue by Brand-

	For the Nine Months Ended September 30,
	2010	2009
Luxury
BMW	8%	9%
Mercedes-Benz	8%	7%
Lexus	6%	5%
Acura	5%	4%
Infiniti	5%	4%
Other luxury	4%	6%
Total luxury	36%	35%

Mid-Line Imports:
Honda	23%	26%
Toyota	10%	10%
Nissan	13%	12%
Other imports	2%	2%
Total imports	48%	50%

Mid-Line Domestic:
Ford	9%	8%
Chevrolet	2%	2%
Other domestics	3%	4%
Total domestic	14%	14%

Value	2%	1%

Total New Light Vehicle Revenue	100%	100%

Asbury Automotive Group, Inc.
Additional Disclosures
(In millions)
(Unaudited)
Light Vehicle Parts and Service Gross Profit Detail-

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
	(Dollars in millions)
Customer pay	$47.7	$47.1	$0.6	1%
Warranty	12.6	11.5	1.1	10%
Reconditioning and preparation	12.4	10.1	2.3	23%
Wholesale parts	5.2	5.1	0.1	2%
Total light vehicle parts and service gross profit	$77.9	$73.8	$4.1	6%

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2010	2009
	(Dollars in millions)
Customer pay	$142.0	$139.2	$2.8	2%
Warranty	36.3	36.9	(0.6)	(2)%
Reconditioning and preparation	34.4	28.1	6.3	22%
Wholesale parts	16.1	16.7	(0.6)	(4)%
Total light vehicle parts and service gross profit	$228.8	$220.9	$7.9	4%

Asbury Automotive Group, Inc.
Additional Disclosures
(Dollars in millions)
(Unaudited)
Selling, General and Administrative Expense (“SG&A”)-

	For the Three Months Ended September 30,				Increase (Decrease)	% of Gross Profit Increase (Decrease)
	2010	% of Gross Profit	2009	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$126.2	70.9%	$119.9	72.4%	$6.3	(1.5)%
Rent expense	11.3	6.4%	11.0	6.7%	0.3	(0.3)%
SG&A-total	$137.5	77.3%	$130.9	79.1%	$6.6	(1.8)%
Gross profit	$177.8		$165.4

	For the Nine Months Ended September 30,				Increase (Decrease)	% of Gross Profit Increase (Decrease)
	2010	% of Gross Profit	2009	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$368.6	71.3%	$346.2	74.2%	$22.4	(2.9)%
Rent expense	33.1	6.4%	31.0	6.6%	2.1	(0.2)%
SG&A-total	$401.7	77.7%	$377.2	80.8%	$24.5	(3.1)%
Gross profit	$517.2		$466.7

Asbury Automotive Group, Inc.
Supplemental Disclosures
(Dollars in millions, except per share data)
(Unaudited)
Our operations during 2010 and 2009 were impacted by certain items that are not core dealership operating items, which we believe are important to highlight when reviewing our results and should not be considered when forecasting our future results.
The non-core items shown in the table below include (i) a loss on the extinguishment of long-term debt, resulting from our repurchase of $25.2 million of our 3% Convertible Notes in the third quarter of 2010, (ii) real estate related losses, primarily related to the termination of our lease for office space of our former headquarters in New York, NY, (iii) restructuring costs consisting primarily of severance and retention expenses related to the relocation of our corporate headquarters, (iv) implementation costs associated with transitioning our dealerships to the Arkona dealer management system, (v) the reversal of tax reserves as a result of the expiration of certain income tax liabilities and (vi) a legal settlements benefit related to legal claims arising in, and before, the year 2003.

	For the Three Months Ended September 30,	For the Three Months Ended September 30,
	2010	2009
Non-core items - expense (income):
Loss on extinguishment of long-term debt	$1.3	$—
Real estate related losses	1.8	—
Dealer management system transition costs	—	1.2
Restructuring costs	—	1.2
Reversal of tax reserves	—	(0.8)
Tax benefit on non-core items above	(1.2)	(0.9)

Total non-core items	$1.9	$0.7

Non-core items per dilutive share	$0.06	$0.02

Weighted average common shares outstanding (diluted)	33.1	33.1

	For the Nine Months Ended September 30,	For the Nine Months Ended September 30,
	2010	2009
Non-core items - expense (income):
Loss on extinguishment of long-term debt	$1.3	$—
Real estate related losses	1.8	—
Restructuring costs	—	4.2
Dealer management system implementation costs	—	1.5
Legal settlements benefit	—	(1.5)
Reversal of tax reserve	—	(0.8)
Tax benefit on non-core items above	(1.2)	(1.6)

Total non-core items	$1.9	$1.8

Non-core items per dilutive share	$0.06	$0.05

Weighted average common shares outstanding (diluted)	33.2	33.0